Exhibit 31.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
CLAYTON WILLIAMS ENERGY, INC.

CERTIFICATION

I, Michael L. Pollard, certify that:

1.         I have reviewed this annual report on Form 10-K/A of Clayton Williams Energy, Inc.; and

2.         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  December 20, 2010

/s/ Michael L. Pollard
Michael L. Pollard
Chief Financial Officer